UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2005

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9506 North Newport Highway, Spokane, Washington	99218-1200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 467-6993

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 2, 2005, AmericanWest Bancorporation (NASDAQ:AWBC) announced earnings of $0.7 million or $0.07 per diluted share for the fourth quarter ended December 31, 2004 and $9.5 million or $0.91 per diluted share for the year ended December 31, 2004. A copy of the press release announcing the results is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information, including the attached exhibit, contained in this Report on Form 8-K is furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

The information furnished under Item 2.02 is also being furnished under this Item 7.01.

Item 8.01 Other Events.

The registrant also advised in its press release, that AmericanWest Bancorporation will not issue a stock dividend in 2005, and it currently has no plans to issue stock dividends in the future. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release reporting results of operations for the fourth fiscal quarter and year ended December 31, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2005

AMERICANWEST BANCORPORATION

By:	/s/ C. Tim Cassels
C. Tim Cassels
Executive Vice President and CFO

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